UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2007
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-26824
(Commission File Number)

68-0370244
(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 18, 2007, the Board of Directors (the “Board”) of Tegal Corporation (the “Company”), based on the recommendation of the Compensation Committee of the Board and in accordance with the provisions of the 2007 Incentive Plan (the “Plan”), approved grants of stock options to certain of the Company’s employees, including the following grants to the Company’s executive officers:

Name	Title	Shares of Common Stock Issuable upon Exercise of Options
Thomas Mika	President, Chief Executive Officer	103,650
Christine Hergenrother	Vice President, Chief Financial Officer	19,160
Scott Brown	Vice President, Sales for North America	12,044
Steve Selbrede	Vice President and Chief Technology Officer	12,044
Vahan Tchakerian	Vice President, Global Sales	12,774

The stock options have an exercise price equal to $4.20 per share, which was the closing sales price of the Company’s common stock as reported on the Nasdaq Capital Market on December 18, 2007.  The stock options shall vest in accordance with the following schedule:  25% of the shares shall vest on each of the first and second anniversaries of the vesting commencement date, which is December 18, 2007, and an additional 1/48th of the shares shall vest on each monthly anniversary of the vesting commencement date thereafter, for so long as the option holder remains an employee of or consultant to the Company.

The stock options were granted under the Plan pursuant to a stock option agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the stock option agreement is qualified in its entirety by reference to the full text of such agreement.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

                (d)  Exhibits.

Exhibit No.	Description

10.1	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement.